Exhibit 99.1
CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Financial Statements
December 31, 2010 and 2009
(With Independent Auditors’ Report Thereon)

KPMG LLP
345 Park Avenue
New York, NY 10154
Independent Auditors’ Report
The Board of Directors and Shareholder
Clarendon National Insurance Company and subsidiaries:
We have audited the accompanying consolidated balance sheets of Clarendon National Insurance Company and subsidiaries (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholder’s deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Clarendon National Insurance Company and subsidiaries as December 31, 2010 and 2009, and the results of their operations and their cash flows for the years that ended in conformity with U.S. generally accepted accounting principles.
September 20, 2011
KPMG LLP is a Delaware limited liability partnership,
the U.S. member firm of KPMG International Cooperative
(“KPMG International”), a Swiss entity.

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2010 and 2009
(In thousands, except share data)

	2010	2009
Assets
Fixed maturities, trading, at fair value	$644,409	599,113
Preferred stock, trading, at fair value	4,824	4,075
Short-term investments, at cost which approximates fair value	198,750	131,753
Cash and cash equivalents	6,470	20,197
Agent balances receivable	—	1,017
Reinsurance recoverable on paid losses and loss adjustment expenses	17,427	56,682
Reinsurance recoverable on unpaid losses and loss adjustment expenses	1,246,839	1,683,931
Interest income due and accrued	4,342	5,410
Federal income tax receivable from Parent	417	—
Receivable from parent and affiliates	443	—
Fixed assets, net	5,309	5,269
Other assets	19,186	22,415

Total assets	$2,148,416	2,529,862

Liabilities and Stockholder’s Deficit
Liabilities:
Unpaid losses and loss adjustment expenses	$1,788,160	2,028,337
Reinsurance payable on paid losses and loss adjustment expenses	3,677	22,838
Commissions payable and contingent commissions	2,794	6,708
Accrued interest on surplus notes	52,330	45,237
Accrued expenses	12,348	13,374
Unearned premium reserve	144	833
Ceded reinsurance premiums payable	20,637	26,735
Deferred gain on retroactive reinsurance	—	205,176
Funds withheld under reinsurance treaties	21,043	100,499
Amounts withheld or retained by the company for the account of others	1,139	1,986
Federal income tax payable to parent	—	437
Payable to parent and affiliates	—	467
Surplus notes	282,563	282,563
Other liabilities	4,038	13,505

Total liabilities	2,188,873	2,748,695

Stockholder’s deficit:
Common stock, $100 par value. Authorized 50,000 shares; issued and outstanding 48,000 shares	4,800	4,800
Additional paid-in capital	401,235	401,235
Accumulated deficit	(446,492)	(624,868)

Total stockholder’s deficit	(40,457)	(218,833)

Total liabilities and stockholder’s deficit	$2,148,416	2,529,862

See accompanying notes to consolidated financial statements.

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 2010 and 2009
(In thousands)

	2010	2009
Revenues:
Net premiums written	$(5,779)	(740)
Decrease in unearned premium reserve	43	382

Net premiums earned	(5,736)	(358)

Net investment income	16,539	16,774
Net realized and unrealized investment gain	13,254	4,515
Interest expense on funds held	(60)	(1,767)

Net investment gain	29,733	19,522

Total revenues	23,997	19,164

Expenses:
Net losses and loss adjustment expenses	20,360	33,068
Amortization of deferred gain on retroactive reinsurance	(205,176)	(40,117)

Total losses and loss adjustment expenses incurred	(184,816)	(7,049)
Operating costs, commissions and other underwriting expenses incurred	22,427	27,614
Other expenses, net	7,880	10,922

Total expenses	(154,509)	31,487

Income (loss) before federal income taxes	178,506	(12,323)
Federal income tax expense	130	67

Net income (loss)	$178,376	(12,390)

See accompanying notes to consolidated financial statements.

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Stockholder’s Deficit
Years ended December 31, 2010 and 2009
(In thousands)

			Accumulated
		Additional	other
	Common	paid-in	comprehensive	Accumulated
	stock	capital	income (loss)	deficit	Total
Balance, December 31, 2008	$4,800	401,235	—	(612,478)	(206,443)
Comprehensive income (loss):
Net loss	—	—	—	(12,390)	(12,390)

Balance, December 31, 2009	4,800	401,235	—	(624,868)	(218,833)
Comprehensive income (loss):
Net income	—	—	—	178,376	178,376

Balance, December 31, 2010	$4,800	401,235	—	(446,492)	(40,457)

See accompanying notes to consolidated financial statements.

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2010 and 2009
(In thousands)

	2010	2009
Cash from (used in) operating activities:
Net income (loss)	$178,376	(12,390)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Realized investment gains	(13,254)	(4,515)
Depreciation of fixed assets	1,588	828
Amortization of bond premium (discount), net	4,505	835
Deferred gain on retroactive reinsurance	(205,176)	(40,117)
Changes in:
Accrued investment income	1,068	(1,646)
Premiums receivable, net	1,017	(1,174)
Other assets	2,963	19,817
Unpaid loss and loss adjustment expenses, net of reinsurance	196,915	(40,233)
Reinsurance recoverable on paid losses and loss adjustment expenses	39,255	86,711
Reinsurance balances payable	(25,259)	(13,201)
Accounts payable and other accrued expenses	(1,026)	(3,986)
Accrued interest payable	7,093	(7,535)
Other liabilities	(15,561)	(4,171)
Federal income tax payable / receivable	(854)	(1,526)
Funds held from reinsurers	(79,456)	(14,048)

Net cash from (used in) operating activities	92,194	(36,351)

Cash (used in) from investing activities:
Proceeds from sale of fixed maturities	367,869	96,171
Proceeds from calls, prepayments, and maturity of fixed maturities	155,734	78,253
Purchase of fixed assets	(1,628)	(2,508)
Purchase of fixed maturities	(560,899)	(347,387)
Net sales and purchases of short term investments	(66,997)	223,276

Net cash (used in) from investing activities	(105,921)	47,805

(Decrease) increase in cash and cash equivalents	(13,727)	11,454
Cash and cash equivalents, beginning of year	20,197	8,743

Cash and cash equivalents, end of year	$6,470	20,197

Supplemental disclosures of cash flow information:
Cash paid during the year for interest on surplus notes	$—	17,000
Federal income taxes paid	984	1,640
See accompanying notes to consolidated financial statements.

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
(1)	Organization

The Consolidated Financial Statements represent the consolidated results of Clarendon National Insurance Company (National) and its insurance subsidiaries: Clarendon America Insurance Company (America); Harbor Specialty Insurance Company (Harbor) and Clarendon Select Insurance Company (Select), collectively, the Company. National, America and Harbor are domiciled in New Jersey, and Select is domiciled in Florida. National is a wholly owned subsidiary of Clarendon Insurance Group, Inc. (CIGI), a Delaware holding corporation. CIGI is a wholly owned subsidiary of Hannover Finance, Inc. (HFI), a Delaware holding corporation. HFI’s parent is Hannover Ruckversicherung Aktiengesellschaft (Hannover Re), a German company. On July 12, 2011, after approval was received from the New Jersey Department of Banking and Insurance, Clarendon Holdings Group, Inc (CHG) completed the purchase of the entire share capital of National from CIGI. CHG is an indirect wholly owned subsidiary of Enstar Group Limited.

Until July 1, 2005, the Company primarily wrote personal and commercial automobile liability and physical damage, workers compensation, and homeowners insurance and reinsurance in the United States of America. The Company was put into run-off on July 1, 2005 by HFI. National is licensed to write insurance in 50 states and the District of Columbia. America is licensed as an admitted carrier in the states of Delaware and New Jersey, and is eligible to write excess and surplus lines insurance in 42 other states and the U.S. Virgin Islands. Harbor is licensed to write property and liability insurance in 21 states and is domiciled in New Jersey. Select is licensed to write property and liability insurance in two states and is domiciled in Florida.

(2)	Summary of Significant Accounting Policies
(a)	Basis of Presentation

Basis of preparation — The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The major estimates reflected in the Company’s financial statements include, but are not limited to, the reserves for losses and loss adjustment expenses and reinsurance balances receivable.

Basis of consolidation — The consolidated financial statements include the assets, liabilities and results of operations of the Company and its subsidiaries as of and for the years ended December 31, 2010 and 2009. Intercompany transactions between National, America, Harbor and Select are eliminated on consolidation.

Subsequent event — The effect of material subsequent events or transactions that provide additional evidence with respect to conditions existing at the date of the balance sheet are recognized in the consolidated financial statements. Material events or transactions that provide evidence with respect to conditions that did not exist at the balance sheet date, but arose after that date, are disclosed in the notes to the consolidated financial statements. All events occurring subsequent to December 31,
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
2010 through September 20, 2011, the date the financial statements were issued, have been evaluated.

(b)	Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with an initial maturity of ninety days or less to be cash and cash equivalents.

(c)	Investments

i) Short-term investments — Short-term investments comprise securities with a maturity greater than ninety days but less than one year from the date of purchase. Short-term investments are carried at cost, which approximates fair value.

ii) Fixed maturities — Debt securities classified as held-to-maturity investments are carried at purchase cost adjusted for amortization of premiums and discounts. Debt investments classified as trading securities are carried at fair value, with realized and unrealized holding gains and losses included in net earnings and reported as net realized and unrealized gains and losses. Debt securities classified as available-for-sale are carried at fair value, with unrealized gains and losses excluded from net earnings and reported as a separate component of accumulated other comprehensive income. Amortization expenses derive from the difference between the nominal value and purchase cost and they are spread over the time to maturity of the debt securities using an effective yield method. Realized gains and losses on the sale of investments are based upon specific identification of the cost of investments. For mortgage-backed and asset backed securities, and any other holdings for which there is a prepayment risk, prepayment assumptions are evaluated and revised on a regular basis.

iii) Preferred stock - The Company reports perpetual preferred stock at fair value, with changes in fair value reflected as unrealized gain or loss, charged or credited to income.

(d)	Premium Revenue

Premiums written are earned ratably over the term of the policy. Premium adjustments are estimated when estimable and adjustments are reflected in the period of change. The liability for unearned premiums represents the premiums applicable to the unexpired portion of the policy term as of the date of the balance sheet. Reinsurance premium ceded is charged against income ratably over the life of the contract. For retroactive reinsurance contracts, reinsurance premiums ceded are charged against income when paid.

(e)	Losses and Loss Adjustment Expenses

The liability for loss and loss adjustment expenses includes an amount determined from loss reports and individual cases and an amount, based on historical loss experience and industry statistics, for losses incurred but not reported. These estimates are continually reviewed and are necessarily subject to the impact of future changes in such factors as claim severity and frequency. While management believes that the amount is adequate, the ultimate liability may be significantly in excess of, or less than, the amounts provided. Adjustments will be reflected as part of net increase or reduction in loss
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
and loss adjustment expense liabilities in the periods in which they become known. Premium and commission adjustments may be triggered by incurred losses and any amounts are reflected in net loss and loss adjustment expense liabilities at the same time the related incurred loss is recognized.
The Company establishes provisions for loss adjustment expenses relating to run-off costs for the estimated duration of the run-off. These provisions are assessed at each reporting date and provisions relating to future periods are adjusted to reflect any changes in estimates of the periodic run-off costs or the duration of the run-off. Provisions relating to the current period together with any adjustments to future run-off provisions are included in loss and loss adjustment expenses in the consolidated statements of earnings.
(f)	Federal Income Taxes
National and its subsidiaries file a consolidated federal corporate income tax return with HFI and participate in a tax sharing agreement whereby National and its subsidiaries pay its respective share of the federal income tax based on a separate return calculation. Federal income taxes are recorded as an expense when payable to HFI. Current year federal income tax expense is based on financial reporting income or loss adjusted for certain permanent and timing differences. The timing differences are the result of dissimilar financial reporting and tax basis accounting methods. Deferred income taxes are provided based on an asset and liability approach, which requires the recognition of income tax assets and liabilities for the expected future tax consequences of temporary differences between the consolidated financial statement carrying amounts and the tax bases of assets and liabilities at enacted tax rates. The Company establishes a valuation allowance for any portion of the deferred tax asset that management does not believe is more likely than not realizable.
The Company has adopted the provisions of FASB ASC 740 relating to accounting for uncertainty in income taxes (formerly FASB Interpretation No. 48, commonly known as FIN 48) beginning in the financial year ended December 31, 2009. No adjustments have been recognized in the Company’s consolidated financial statements as a result of the implementation. FASB ASC 740 requires that an entity recognizes in the consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company’s accounting policy is to accrue interest and penalties related to uncertain tax positions, if and when required in the consolidated statement of operations. As of and for the years ended December 31, 2010 and 2009, no liability for unrecognized tax benefits was recorded; therefore, no interest and penalties related to unrecognized tax benefits were recognized. In addition, the Company does not expect that the amount of unrecognized tax benefits will change significantly within the next 12 months.
(g)	Commissions and Other Acquisition Costs
Acquisition costs are costs that are incurred in the acquisition of new and renewal insurance contracts, and include those costs that vary with and are primarily related to the acquisition of insurance contracts. Acquisition costs primarily include agent commissions, premium taxes and an
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
allocation of general and administrative expenses. These costs are deferred and limited to their estimated realizable value based on the related unearned premiums, anticipated loss and loss adjustment expenses, and anticipated investment income. These costs are amortized ratably over the terms of the related contracts.
Ceded reinsurance commissions are earned as the underlying ceded reinsurance premiums are written, consistent with the recognition of gross acquisition expenses. If the ceded commission received under a reinsurance agreement exceeds the anticipated acquisition cost of the business ceded, a liability is established equal to the difference between the anticipated acquisition cost and the reinsurance commissions received. This liability is amortized on a pro rata basis over the life of the reinsurance agreement. At December 31, 2010, no liability was required to be recorded.
Many of the Company’s agency agreements and reinsurance agreements contain provisions for profit sharing commissions. Profit sharing commissions can increase or decrease total commissions, depending upon the underlying performance of the business written or ceded. Performance is typically measured by estimating ultimate loss ratios.
(h)	Accounting and Reporting for Reinsurance
The Company reviews the contractual terms of all reinsurance arrangements to ensure that all reinsurance contracts are properly given prospective, retroactive or deposit accounting treatment in accordance with GAAP. Contracts that do not result in the reinsurer assuming significant insurance risk under the reinsured portions of the underlying insurance contracts, and where there is not a reasonable possibility that the reinsurer may realize a significant loss from the insurance risk assumed, generally do not meet the conditions for reinsurance accounting and must be accounted for as deposits.
The Company has certain retroactive reinsurance contracts with Hannover Re. As such, adverse loss development subsequent to the inception of the contract is generally deferred and recognized in income over the settlement period, using the recovery method. Changes in the estimated recoveries produce changes in the periodic income recognized. These changes are determined retrospectively and included in income in the period of the change and subsequent periods.
To the extent that the Company’s reinsurance contracts contain mandatory commutation provisions, reinsurance recoverables for unpaid losses and loss adjustment expenses are adjusted to reflect the probable commutation settlement amount, which typically approximates the reinsurance reserves, discounted based on the expected claim payout pattern, to reflect the expected reinsurance recovery.
(3)	Securities on Deposit and Restricted Assets
At December 31, 2010, bonds with a carrying value of $173,047 were on deposit with various state insurance departments. Of the amount on deposit, $153,920 relates to deposits for California at December 31, 2010. These deposits mainly relate to workers compensation business and are based on the Company’s gross workers compensation loss and loss adjustment expense reserves as of December 31, 2010 and 2009. The Company is restricted from selling these securities and maintains these deposits in accordance with California Department of Insurance regulations.
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
(4)	Investments
The fair value of investments in fixed maturities and preferred stock at December 31, 2010 and 2009 are as follows:

	2010	2009
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$275,010	151,258
States and political subdivisions	27,297	50,798
U.S. Special revenue and assessments	26,296	108,567
All other governments	7,721	16,307
Industrial and miscellaneous	261,116	224,845
Mortgage/asset-backed securities	46,969	47,338
Preferred stock	4,824	4,075

	$649,233	603,188

The fair value hierarchy established by ASC 820, prioritizes valuation technique inputs to measure fair value into three levels. The level in the fair value hierarchy within which the fair value measurement falls is determined based on the lowest level input that is significant to the fair value measurement. The Company categorizes investments recorded at fair value as follows:

Level 1 — Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date.

Level 2 — Unadjusted quoted prices for similar assets or liabilities in active markets or inputs, other than quoted prices, that are observable or that are derived principally from, or corroborated by, observable market data through correlation or other means.

Level 3 — Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
The following table represents, as of December 31, 2010, the carrying values of the Company’s trading investments measured at fair value on a recurring basis:

	December 31, 2010
	Level 1	Level 2	Level 3	Total
Available for sale investments:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$—	275,010	—	275,010
States and political subdivisions	—	27,297	—	27,297
U.S. Special revenue and assessments	—	26,296	—	26,296
All other governments	—	7,721	—	7,721
Industrial and miscellaneous	—	261,116	—	261,116
Mortgage/asset-backed securities	—	46,969	—	46,969
Preferred stock	—	4,824	—	4,824

	$—	649,233	—	649,233

The following table represents, as of December 31, 2009, the carrying values of the Company’s trading investments measured at fair value on a recurring basis:

	December 31, 2009
	Level 1	Level 2	Level 3	Total
Available for sale investments:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$—	151,258	—	151,258
States and political subdivisions	—	50,798	—	50,798
U.S. Special revenue and assessments	—	108,567	—	108,567
All other governments	—	16,307	—	16,307
Industrial and miscellaneous	—	224,845	—	224,845
Mortgage/asset-backed securities	—	47,338	—	47,338
Preferred stock	—	4,075	—	4,075

	$—	603,188	—	603,188

(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
The fair value of fixed maturities at December 31, 2010, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Fair
value
Due in one year or less	$62,227
Due after one through five years	485,011
Due after five through ten years	47,768
Due after ten years	2,434
Mortgage/asset-backed securities	46,969

$644,409

Net investment income for the year ended December 31, 2010 and 2009 consists of:

	2010	2009
Interest on Treasury securities and obligations of U.S. government corporations and agencies	$3,975	4,004
Interest on other bonds	13,917	14,091
Preferred stock	262	276
Interest on cash and short-term investments	239	588

Gross investment income	18,393	18,959
Investment expenses	(1,854)	(2,185)

Net investment income	$16,539	16,774

Proceeds from sales of bonds during 2010 and 2009 were $367,869 and $96,171, respectively. Net realized gains and losses from invested assets for the year ended December 31, 2010 and 2009 were comprised of the following:

	2010	2009
Bonds:
Gross gains	$16,467	1,234
Gross losses	(194)	(282)

Net realized investment gain	16,273	952
Net unrealized gain/ (losses) on trading securities held at reporting date	(3,019)	3,563

Total net realized and unrealized investment gain	$13,254	4,515

(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
(5)	Due to/from Parent and Affiliates

The Company had amounts due from (to) affiliates as of December 31, 2010 and 2009 as follows:

Affiliate	2010	2009
Hannover Finance, Inc.	439	33
Hannover Services USA	4	10
Hannover Re	—	(510)
For 2010 and 2009, the majority of the balances relate to the allocation of overhead expense. Please refer to note 15 regarding other related party transactions.

In addition, the Company had a receivable from HFI of $417 at December 31, 2010 and a payable to HFI of $437 at December 31, 2009, for federal income tax payments.
(6)	Fixed Assets

A summary of the components of fixed assets as of December 31, 2010 and 2009 is as follows:

		Accumulated	Carrying
Assets	Cost	depreciation	value
2010:
Data processing equipment	$8,225	(2,931)	5,294
Furniture and fixtures	32	(26)	6
Leasehold improvements	50	(41)	9

	$8,307	(2,998)	5,309

2009:
Data processing equipment	$6,597	(1,361)	5,236
Furniture and fixtures	32	(18)	14
Leasehold improvements	50	(31)	19

	$6,679	(1,410)	5,269

The Company depreciates data processing equipment on a straight-line basis over a three-year period. The Company depreciates Furniture and Fixtures and Leasehold Improvements on a straight-line basis over a five-year period. For the years ended December 31, 2010 and 2009, the Company recorded depreciation expense of $1,588 and $828, respectively.
(7)	Federal Income Taxes

The Company files a consolidated federal tax return with its ultimate parent company, Hannover Finance Inc, and affiliates including Clarendon Insurance Group Inc., Clarendon National Insurance Company, Clarendon America Insurance Company, Harbor Specialty Insurance Company, Clarendon Select
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
Insurance Company, Clarendon Services of New Jersey, Inc., Clarendon Group Services, Inc., and Atlantic Capital Corporation.
The method of tax allocation between companies is based on a written intercompany tax allocation agreement, approved by the Board of Directors. The federal income tax provision is allocated to each of the insurance companies in the consolidated group on a separate tax return basis.
There are no temporary differences for which deferred tax liabilities are not recognized.
The components of income tax expense for 2010 and 2009 are as follows:

	2010	2009
Current tax expense/(benefit)	$130	67
Deferred tax expense/(benefit)	—	—

Total expense/(benefit)	$130	67

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and liabilities as of December 31, 2010 and 2009 are as follows:

	2010	2009
Deferred income tax assets:
Unearned premiums	$2	5
Capital losses	—	3,353
Accrued compensation	1,836	1,251
Interest on surplus note	18,316	15,833
Discounting of unpaid losses	26,463	19,781
Provision for doubtful accounts	12,573	15,085
Alternative minimum tax credit	341	211
Net operating losses	160,483	155,996
Deferred gain on retroactive reinsurance	—	71,811
Other	—	136

Total deferred tax assets	220,014	283,462

Deferred income tax liabilities:
Deferred Acquisition Costs	(2)	(53)
Unrealized gains on trading securities	(1,143)	(2,199)
Other	(3,038)	(3,006)

Total deferred tax liabilities	(4,183)	(5,258)
Valuation allowance	(215,831)	(278,204)

Net deferred tax assets	$—	—

(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
Since the Company is in run-off, management believes that it is more likely than not that the entire gross deferred tax asset will not be realized, a valuation allowance has been provided on the entire deferred tax asset.
The differences between the expected federal income tax expense (benefit) computed at the statutory federal rate of 35% and the actual federal income tax expense (benefit) are as follows:

	2010	2009
Income (loss) before taxes	$178,506	(12,323)
Tax benefit (expense) computed at 35%	62,477	(4,313)
Non-deductable expenses	26	36
Other	—	(2,897)
Valuation allowance	(62,373)	7,241

Income tax expense	130	67

As of December 31, 2010 and 2009, the Company has net operating loss carryforwards of $458,523 and $445,703 respectively, both expiring between 2024 and 2030, originated between 2004 and 2010.
As of December 31, 2010 and 2009, the Company has net capital loss carryforwards of $0 and $9,580, respectively.
As of December 31, 2010 and 2009, the Company has an alternative minimum tax credit of $341 and $211, respectively, which does not expire.
The Company has adopted the provisions of FASB ASC 740-10 relating to accounting for uncertainty in income taxes (formerly FASB Interpretation No. 48, commonly known as FIN 48). No adjustments have been recognized in the Company’s financial statements as a result of the implementation. FASB ASC 740 requires that an entity recognizes in the consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company’s accounting policy is to accrue interest and penalties related to uncertain tax positions in the consolidated statements of operations. As of and for the year ended December 31, 2010 and 2009, no interest and penalties related to unrecognized tax benefits were recognized. In addition, the Company does not expect that the amount of unrecognized tax benefits will change significantly within the next 12 months. The Company’s federal tax returns remain subject to tax examinations for 2007 and subsequent years.
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
(8)	Direct Premium Written

The Company does not have significant direct written premiums as the Company is in run-off and is only writing forced renewals.

(9)	Reinsurance

The Company ceded business on both a pro rata and excess of loss basis to other reinsurers. Reinsurance does not relieve the Company of its primary obligation to its insureds, therefore the Company reviews the creditworthiness of each reinsurer on an ongoing basis.

The effect of the Company’s reinsurance on premiums written and earned (including cessions with affiliates) for the year ended December 31, 2010 and 2009 is as follows:

	2010	2009
Premiums written:
Direct	$4,065	354
Assumed	42	7,425
Ceded	(9,886)	(8,519)

Net premiums written	$(5,779)	(740)

Premiums earned:
Direct	$4,707	652
Assumed	89	7,773
Ceded	(10,532)	(8,783)

Net premiums earned	$(5,736)	(358)

The following amounts arising under reinsurance agreements (including cession with affiliates) have been deducted in arriving at the amounts reflected in the accompanying consolidated financial statements:

	2010	2009
Reserve for losses and loss adjustment expenses	$1,258,270	1,684,083
Unearned premiums	113	759
Losses and loss adjustment expenses incurred	79,326	20,599
Effective July 1, 2005, National, America and Harbor, entered into an Adverse Development Cover reinsurance agreement (ADC) with Hannover Re. Under the terms of the agreement, the Company can recover $295,000 of losses in excess of the ultimate net liability on specific programs, as defined in the agreement. The transaction was reviewed and approved by the New Jersey Department of Banking and Insurance. The Company’s expected ultimate net liability is $693,050 plus 75% of earned premiums ceded under the agreement. No losses were ceded under the agreement in 2010 and 2009. As a result of the approval of the loss portfolio commutation with Hannover Re discussed below, effective April 1, 2010, the Company amended the Adverse Development Cover reinsurance agreement with Hannover Re to include
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
unlimited protection for failed reinsurance, disputed reinsurance, and any other contingencies on two programs for which the uncapped coverage of the LPT would have responded. The premium for this enhanced coverage was $5,000. This transaction was approved by the New Jersey Department of Banking and Insurance. The Adverse Development Cover reinsurance agreement was amended under sale on July 12, 2011. The agreement is accounted for as retroactive reinsurance pursuant to ASC topic 944, as the agreement covers reinsurance losses related to past incurred events covered by the underlying policies. As of December 31, 2010, no deferred gains were recorded related to this agreement.
On December 29, 2003, the Company entered into a loss portfolio transfer (LPT) agreement with Hannover Re to cede approximately $199,726 of loss, loss adjustment expense and unearned premium reserves for a consideration of equal value, resulting in no gain or loss. The New Jersey Department of Banking and Insurance approved the agreement on February 23, 2004, to be effective December 31, 2003. The agreement was accounted for as retroactive reinsurance in accordance with provisions of ASC topic 944, as the agreement related to past incurred events. The LPT had a cap of $350,000 for adverse development but also provided for unlimited coverage on losses resulting from disputed and uncollectible reinsurance on the programs covered by the LPT. Between 2003 and April 1, 2010, the Company ceded adverse loss development and uncollectable reinsurance to the LPT of $706,162, which was deferred and amortized into income over the settlement period using the recovery method. The LPT cap was reached in 2009 and the Company retained $20,000 of incurred loss and loss adjustment expenses for the year ended December 31, 2009, which were in excess of the cap. Amortization of the deferred gain in 2009 was $40,117, and the unamortized gain as of December 31, 2009 was $205,176. In May 2010, the Company received approval from the New Jersey Department of Banking and Insurance to commute the LPT effective April 1, 2010. The consideration received was $245,947 representing the fair value of the subject ceded reserves (nominal) of $252,947, resulting in a loss of $7,000 which was recorded as incurred losses in the statement of operations. As a result of the commutation the Company amortized the remaining deferred gain of $209,421on April 1, 2010 into income.
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
During 2010 and 2009, the Company engaged in reinsurance transactions with certain of its affiliates. Premiums written, losses and loss adjustments expenses incurred, unearned premiums, and the reserve for losses and loss expenses related to such transactions (including the LPT and ADC) and included in the accompanying consolidated financial statements for 2010 and 2009 are as follows:

	2010	2009
Assumed:
Losses and loss adjustment expenses incurred	$(3,032)	(3,381)
Reserve for losses and loss adjustment expenses	34,248	43,869
Ceded:
Premiums written	$7,146	2,812
Losses and loss adjustment expenses incurred	(5,409)	21,116
Unearned premiums	—	517
Reserve for losses and loss adjustment expenses	89,020	382,429
At December 31, 2010, the Company had recoverables exceeding 3% of the Company’s reinsurance recoverable balance with the following reinsurers:

	Total	Net unsecured
	recoverables	recoverables
Praetorian Insurance Company	$253,075	86,363
John Hancock Life Ins Company	122,475	122,475
Hannover Ruckversicherungs AG	90,669	90,669
Lincoln National Life Insurance Company	78,544	46,316
Everest Reinsurance Company	77,855	77,855
Berkley Insurance Co.	56,503	56,503
Transatlantic Reinsurance Co. of NY	43,224	43,224
Federal Insurance Company	39,699	39,699

	$762,044	563,104

As of December 31, 2010, Hannover Re provided the Company with letters of credit issued by a third party financial institution, totaling approximately $40,423 guaranteeing reinsurance recoverables from certain unauthorized reinsurers. As of December 31, 2010, $5,238 out of $40,423 was utilized. On July 12, 2011, the Hannover Re blanket coverage was cancelled.
During 2010, the Company commuted several ceded reinsurance contracts with various reinsurers. The consideration received from reinsurers on commutations was accounted for as a reduction of ceded losses and loss adjustment paid and results in increase in the net liability for unpaid losses and loss adjustment expense. The Company discharged all present and future obligations between these reinsurers and the Company related to these reinsurance agreements.
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
As a result of commutations in 2010, the Company recognized a loss of $12,063, summarized as follows:

	Projected	Projected			Amount
	losses	LEA	Premium		received
Reinsurer	incurred	incurred	earned	Other	(paid)	(Gain)/ loss
Florida Hurricane Cat Fund	$435	—	—	—	405	30
Hannover Re	225,825	29,042	(290)	(1)	247,501	7,075
LDG Pool	(28)	7	—	—	139	(160)
Lincoln National Life Ins Co.	9,536	162	—	—	7,827	1,871
Lloyds	5,346	—	(552)	—	3,831	963
Sinser Insurance Limited	279	—	(11)	(606)	(9)	(329)
Swiss Re (GE Re)	399	4	—	—	267	136
Swiss Re (Life Re)	5,319	108	—	—	4,274	1,153
Transatlantic Re	3,345	—	—	—	2,578	767
White Mountain	2,039	—	—	—	1,482	557

Total	$252,495	29,323	(853)	(607)	268,295	12,063

(10) Reserve for Losses and Loss Adjustment Expenses
     Activity in the reserve for losses and loss adjustment expenses as of December 31, 2010 and 2009 is summarized as follows:

	2010	2009
Gross reserves at beginning of the year	$2,028,337	2,533,977
Less reinsurance receivables — unpaid losses and loss expenses at beginning of year	1,683,931	2,149,337

Net reserves at beginning of year	344,406	384,640

Incurred related to:
Current year	418	219
Prior years	19,942	32,849

Total incurred	20,360	33,068

Paid related to:
Current year	100	40
Prior years	(176,655)	73,262

Total paid	(176,555)	73,302

Net reserves at end of year	541,321	344,406
Plus reinsurance receivables — unpaid losses and loss expenses at end of year	1,246,839	1,683,931

Gross reserves at end of year	$1,788,160	2,028,337

(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
The Company’s losses and losses adjustment expense reserves represent management’s best estimate and is based on available information including an analysis prepared by the Company’s actuary. While management believes the liabilities for losses and loss adjustment expenses are adequate to cover the ultimate liability, the actual ultimate loss costs may vary from amounts previously recorded.
The 2010 prior year increase of $19,942 is due to the commutation of the LPT reinsurance contract of $7,000, allocation of overhead claim costs and net adverse development mainly from workers’ compensation and construction defect losses. The 2009 prior year increase of $32,849 is due to the loss development in workers compensation, commercial multi peril, personal auto liability and commercial auto liability lines of business.
(11)	Premium Tax and Assessments
The Company records an estimated premium tax accrual based on its direct written premiums. The Company also remits estimated payments as calculated by the various state tax authorities. In 2010 and 2009 the estimated tax payments required by the various states exceeded the Company’s overall premium tax liability resulting in a premium tax asset of $13 and $100, respectively.
The Company is periodically assessed amounts from states for guaranty funds and other fund assessments. A portion of these assessments are considered recoverable from the policyholders. Historically, the Company recorded a receivable to the extent such assessments were recoupable from policyholders. As the Company is currently in run-off and has limited ability to recover recoupable assessments from its policyholders, the Company expenses assessments as incurred.
During 2010 and 2009, the Company recorded $(420) and $(2,782), respectively, of assessment expense that includes both recoupable and nonrecoupable assessments, net of recoveries. The Company routinely reviews its potential assessment liabilities and establishes an appropriate accrual, when required. As of December 31, 2010 and 2009, the Company reported no liability for assessments as a reasonable estimate of its obligation could not be determined.
(12)	Notes Payable
On December 20, 2000, National entered into a $100,000 subordinated surplus note with HFI. Principal is payable subject to the approval of the Commissioner, in twenty equal annual installments of $5,000 commencing on December 20, 2001. The interest rate is based on six-month London Interbank Offered Rate plus a margin of 1.5%. Interest is accruable and payable subject to the approval of the Commissioner, semiannually beginning with July 1, 2001. At December 31, 2010, total interest and principal due to HFI, but not yet approved by the Commissioner, amounted to $16,005 and $50,000, respectively. During 2010, interest and principal approved by the Commissioner and paid to HFI amounted to $0 and $0, respectively. During 2009, interest and principal approved by the Commissioner and paid to HFI amounted to $6,659 and $0, respectively. Total inception to date interest and principal paid to HFI, and approved by the Commissioner, amounted to $29,416 and $0, respectively.
On December 20, 2002, National entered into a $82,563 subordinated surplus note with Hannover Re. Principal is payable; subject to the approval of the Commissioner, in sixteen equal installments of $5,160 commencing on December 20, 2003. The interest rate is based on the six-month London Interbank Offered
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
Rate plus a margin of 1%. Interest is accruable and payable, subject to the approval of the Commissioner, semiannually in arrears beginning with July 1, 2003. At December 31, 2010, interest and principal due to Hannover Re but not yet approved by the Commissioner amounted to $12,757 and $41,280, respectively. During 2010, interest and principal approved by the Commissioner and paid to Hannover Re amounted to $0 and $0, respectively. During 2009, interest and principal approved by the Commissioner and paid to Hannover Re amounted to $3,966 and $0, respectively. Total inception to date interest and principal paid to Hannover Re, and approved by the Commissioner, amounted to $12,819 and $0, respectively.
On December 21, 2004, National entered into an additional subordinated surplus note with Hannover Re for $100,000. Principal is payable subject to the approval of the Commissioner, in five equal installments of $20,000, commencing on December 21, 2005. The interest rate is based on a six-month LIBOR note plus 300 basis points, with the rate changing on the 1st day of each half-year. At December 31, 2010 interest and principal due to Hannover Re, but not yet approved by the Commissioner was $23,568 and $100,000, respectively. During 2010, interest and principal approved by the Commissioner and paid to Hannover Re amounted to $0 and $0, respectively. During 2009, interest and principal approved by the Commissioner and paid to Hannover Re amounted to $6,374 and $0, respectively. Total inception to date interest and principal paid to Hannover Re, and approved by the Commissioner, was $14,765 and $0, respectively.
On February 25, 2011, National reached an agreement with Hannover Re and HFI to contribute the surplus notes to capital in the amount of $282,563 plus accrued interest in the amount of $53,360, which was recorded as additional paid-in capital. The contributions of all three notes occurred in the first quarter of 2011. The agreement was approved by the New Jersey Department of Banking and Insurance. National is released from any obligations to Hannover Re and HFI as a result of the conversion of the notes.
(13) Regulatory Matters
The NAIC has developed a model law and risk-based capital formula designed to help regulators identify property/casualty insurers that may be inadequately capitalized. Under the NAIC’s requirements, an insurer must maintain total capital and surplus above a calculated threshold or face varying levels of regulatory action. The authorized control level threshold of 200% is based on a formula that attempts to quantify the risk of a company’s insurance, investment, and other business activities. At December 31, 2010, National’s RBC level was 360.4%.
For Risk Based Capital purposes only, the Company has been granted a permitted practice by the New Jersey Department of Banking and Insurance to offset reinsurance recoverables due from Praetorian Insurance Company (PIC) by trust collateral pledged to the Company from PIC. Effective July 1, 2005, the Company transferred most of the insurance business to PIC under an indemnity agreement. This trust, in the amount of $153,206 (as of December 31, 2010), is reflected in the Risk Based Capital Report “Credit Risk for Receivables” Column 2 Line 2.
During 2005, the Company entered into an agreement with the New Jersey Department of Banking and Insurance (the Department) to, among other things, provide additional quarterly reporting related to certain financial information. If the Company fails to materially comply with the agreement, the Department has the right to take additional regulatory action. No regulatory action has been taken to date.
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
(14) Savings Plan
National sponsors a savings and profit sharing plan, the Clarendon National Insurance Company Savings and Profit Sharing Plan (the Plan). Eligible employees may elect annually to contribute 1% to 15% of their base pay on a pretax basis. The Plan became effective on April 1, 1997. Pretax contributions per employee were limited to $16.5 in 2010, in accordance of Federal limitations. National matches pretax contributions in amounts up to 6% of each eligible employee’s total compensation, as defined. Contributions are approved by the Board of Directors in the subsequent year. In 2010 and 2009, the Company paid $519 and $581 for savings plan and $564 and $579 for profit sharing plan, respectively, relating to the 2010 and 2009 plan years.
National sponsors a retention and severance plan where systematic, phased departures were planned for March 31, 2008 (30% of base salary paid as retention), March 31, 2009 (40% of base salary paid as retention) and March 31, 2010 (40% of base salary paid as retention) with roughly 1/3 of the employees identified departing in each phase, subject to extension. Based on the needs of the organization the headcount was not reduced by the planned 1/3, but rather 8 employees in 2010 and 15 employees in 2009. The severance component is based on a basic formula of 2 weeks per year of service for nonofficer, 3 weeks for manager and AVP level, 4 weeks for VP level and 5 weeks for SVP level. The Company paid $116 as severance and $51 retention in 2010 (this included severance agreements outside of the plan which were initiated during the year). As of December 31, 2010, National’s accrued liability related to the plan for severance and retention was $1,414 and $424, respectively.
(15) Other Related Party Transactions
The Company and HFI maintain an administrative agreement in connection with joint use of operating and administrative services. The Company reimburses or is reimbursed for its proportionate share of expenses under a formula based upon allocation of time. For the years ended December 31, 2010 and 2009 HFI reimbursed the Company $308 and $283, respectively for such services. The allocated cost is recorded as a receivable from HFI until reimbursed which occurs within 45 days of being established.
(16) Commitments
In 2006, National entered into a five year operating lease to occupy office space, expiring on September 30, 2011.
(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
The aggregate minimum annual rental payments under various operating leases for office facilities as of December 31, 2010 and 2009 are as follows:

Amount
Year ending December 31:
2011	$1,188
2012	284
2013	215
2014	65
2015	—
Thereafter	—

Total	$1,752

Rent expense for the years ended December 31, 2010 and 2009 was $2,139 and $2,265, respectively.
On April 29, 2011, the Company entered into a five year operating lease to occupy office space, expiring on December 31, 2016.
The aggregate minimum annual rental payments under this lease are as follows:

Amount
Year ending December 31:
2011	$132
2012	400
2013	412
2014	424
2015	437
Thereafter	450

Total	$2,255

(Continued)

CLARENDON NATIONAL INSURANCE COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(In thousands)
(17) Contingencies
The Company is involved in various litigation and arbitration proceedings arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Company’s financial position or results of operations.
Raydon Underwriting Management
An agent named Raydon Underwriting Management (Raydon) produced a book of business for National and America during the 1990’s that consists of coverage for self insurance funds, retrocessional and primary workers compensation business and personal accident business. The Company has specific reinsurance for this book of business that attaches at $10 per occurrence. The Company also has reinsurance in place for the aggregate coverage Raydon wrote.
Two purported cedents have notified the Company in writing of material amounts allegedly due (or to become due) from the Company on the Raydon business. The Company is auditing such cedents and, for a variety of reasons, has disputed the validity of the bills they have presented.
The total gross amount of such disputed inward cessions (paid and case), on their face and ignoring the Company’s issues with their validity, equaled approximately $65,200 as of December 31, 2010. The Company expects that it would eventually recover approximately $54,000 of this amount from the reinsurance protection it has for the Raydon program, leaving a net of approximately $11,200 before the application of other reinsurance.
However, the issues that the Company has raised are such that it is very difficult for the Company to estimate its actual gross or net exposure concerning such bills to a reasonable degree of certainty. Notwithstanding this uncertainty, the Company has, based on information it has obtained through its audits and its experience with resolving similar issues, recorded a reserve of $19,100, net of reinsurance, to address the uncertainty, mentioned above, and IBNR for development in the Raydon book.
Based on its aggregate reserve for net losses and loss expenses at December 31, 2010 and 2009 the Company does not expect that the net liabilities associated with the disputed Raydon cessions will have a material adverse impact on its future liquidity or financial position. Subsequent to December 31, 2010, the Company has entered into a reinsurance agreement such that the Company no longer has a material net exposure to the contingencies discussed in this note.